                                                                  Exhibit (a)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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
                                                                GIVE THE
FOR THIS TYPE OF ACCOUNT:                                       SOCIAL SECURITY
                                                                NUMBER OF --
--------------------------------------------------------------------------------
 1.  Individual                                                 The individual
 2.  Two or more individuals (joint account)                    The actual owner
                                                                of the account
                                                                or, if combined
                                                                funds, the first
                                                                individual on
                                                                the account(1)
 3.  Custodian account of a minor (Uniform Gift to Minors Act)  The minor(2)
 4.  a The usual revocable savings trust                        The grantor-
    account (grantor is also trustee)                           trustee(1)
     b So-called trust account that is not a legal or valid     The actual
    trust under State law                                       owner(1)
 5.  Sole proprietorship                                        The owner(3)



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
                                                             GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                    IDENTIFICATION
                                                             NUMBER OF --
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
 6.  Sole proprietorship                                     The owner(3)
 7.  A valid trust, estate, or pension trust                 The legal
                                                             entity(4)
 8.  Corporate                                               The corporation
 9.  Association, club, religious, charitable, educational,  The organization or other tax-exempt organization account
10.  Partnership                                             The partnership
11.  A broker or registered nominee                          The broker or
                                                             nominee
12.  Account with the Department of Agriculture in the name  The public of a public entity (such as a State or local government,  entity school district, or prison) that receives agricultural
   program payments


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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your num-ber, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), an individual retire-ment plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
 . A foreign government or any political subdivision, agency or instrumental-
   ity thereof.
 . An international organization or any agency or instrumentality thereof.
 . A dealer in securities or commodities registered in the U.S. or a posses-
   sion of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a)
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
 . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.
 . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDEN-TIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.
PRIVACY ACT NOTICE.-- Section 6109 requires most recipients of dividend, in-terest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are re-quired to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Cer-tain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or pat-ronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evi-dence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certi-fications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.